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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 7, 2006

                        Global Pari-Mutual Services, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


            Nevada                      000-32509                88-0396452
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(State or other jurisdiction of        (Commission              (IRS Employer
incorporation or organization)         File Number)          Identification No.)


            2533 North Carson Street
              Carson City, Nevada                                 89706
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    (Address of Principal Executive Offices)                    (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (415) 302-8621
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                                      N/A
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        (Former name, former address, and formal fiscal year, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 1.01 Entry into a Material Definitive Agreement

On February 6, 2006, Global Pari-Mutuel Services, Inc. (the "Company"), entered into a Stock Exchange Agreement (the "Exchange Agreement"), pursuant to which the Company agreed to acquire all of the issued and outstanding shares of the Royal Turf Club, Inc. ("RTC"). RTC is a Nevada corporation with its principal offices located in Nevada, and is engaged in the business of providing software and software services for online pari-mutuel wagering.

Pursuant to the terms of the Exchange Agreement, the Company has agreed to issue to RTC six million (6,000,000) shares of the Company's common stock in exchange for all of the issued and outstanding shares of RTC. Additionally, subject to the terms and conditions set forth in the Exchange Agreement, the Company may issue to the shareholders of RTC up to an additional 1,500,000 shares of the Company's common stock to the shareholders of RTC based upon the following earn out schedule:

     If RTC's pretax profit for the year ended December 31, 2006 is equal to or greater than $1,000,000, the Company will issue an additional 500,000 shares to the shareholders of RTC at the date of acquisition.

     If RTC's pretax profit for the year ended December 31, 2007 is equal to or great than $2,500,000, the Company will issue an additional 500,000 shares to the shareholders of RTC at the date of acquisition.

     If RTC's pretax profit for the year ended December 31, 2008 is equal to or greater than $4,000,000, the Company will issue an additional 500,000 shares to the shareholders of RTC at the date of acquisition.

The Company's acquisition of RTC is currently expected to close during the quarter ending March 31, 2006. The obligations of the Company and RTC to close the transaction are subject to a number of conditions, including RTC's delivery of audited financial statements acceptable to the Company in its discretion. The Exchange Agreement contains customary representations and warranties by the parties. Each of the parties makes various covenants, including covenants to indemnify each other from damages suffered due to the breaches of presentations, pursuant to the terms of the Exchange Agreement, the Company has agreed to grant to the shareholders of RTC certain rights to obtain registration under the Securities Act of 1933, as amended, of the shares of the Company's common stock proposal to be issued in the transactions contemplated by the Exchange Agreement. A copy of the Exchange Agreement is attached hereto as Exhibit 1.1 and incorporated herein by this reference.

Mr. James A. Egide, a director of the Company and the Company's Chief Executive Officer, is a minority shareholder of RTC.


                                    EXHIBITS


Exhibit Number
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     1.1            Stock Exchange Agreement dated February 6, 2006, between
                    Global Pari- Mutuel Services, Inc and Royal Turf Club, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Global Pari-mutuel Services, Inc.



Dated:  February 7, 2006                       By /s/ James A. Egide
                                               ---------------------------------
                                               James A. Egide
                                               Chief Executive Officer